Filed Pursuant to Rule 424(b)(5)
Registration No. 333-286726
PROSPECTUS SUPPLEMENT
(To Prospectus dated April 28, 2025)
750,000 Common Shares

Robin Energy Ltd.
Robin Energy Ltd. (the “Company,” “we,” “our” or “us”) is offering 750,000 of our common shares, par value $0.001 per share (“Common Shares”) pursuant to this prospectus supplement and the accompanying base prospectus. The offering price of the shares is $4.00 per share.
The Common Shares sold in this offering include preferred stock purchase rights which trade with the Common Shares and are also being registered under the registration statement of which this prospectus forms a part.
We have a multi-class capital structure consisting of Common Shares, Series A Preferred Shares and Series B Preferred Shares. Our common shareholders are entitled to one vote for each Common Share held. Our Series A Preferred Shares have no voting rights, subject to limited exceptions, however each Series A Preferred Share has a stated amount of $25.00 per share, and each holder of Series A Preferred Shares has the right, subject to certain conditions, at any time commencing on April 14, 2027, to convert, in whole or in part but not in an amount less than 40,000 Series A Preferred Shares, the Series A Preferred Shares beneficially held by such holder into our Common Shares at the applicable conversion price then in effect. The issuance of additional Common Shares upon the potential conversion of our Series A Preferred Shares could dilute the interests of our common shareholders and affect the trading price for our Common Shares. Each Series B Preferred Share has the voting power of 100,000 Common Shares and counts for 100,000 votes for purposes of determining quorum at a meeting of shareholders, subject to certain adjustments to maintain a substantially identical voting interest in us following the occurrence of certain events. Except as otherwise required by law or provided by our Amended and Restated Articles of Incorporation and Statement of Designation for our Series B Preferred Shares, holders of our Series B Preferred Shares and holders of our Common Shares shall vote together as one class on all matters submitted to a vote of our shareholders. Please see the section of the accompanying prospectus entitled “Description of Capital Stock” for further information regarding our capital structure, and the rights, including the voting rights, privileges, and preferences of the holders of our shares.
Investing in our common shares involves a high degree of risk and uncertainty. See “Risk Factors” beginning on page S-8 of this prospectus supplement, and page 8 of the accompanying base prospectus, and in our annual report on Form 20-F for the fiscal year ended on December 31, 2025, filed with the U.S. Securities and Exchange Commission, or the Commission, on April 10, 2026, or our “Annual Report” which is incorporated by reference herein, to read about the risks you should consider before purchasing our common shares.
None of the Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.
Our common shares are listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “RBNE”. The last reported sale price of our common shares on Nasdaq on July 22, 2026 was $4.46 per share.
The aggregate market value of our outstanding common shares held by non-affiliates on July 22, 2026 was $9,652,591 based on 574,559 common shares issued and outstanding held by non-affiliates and a per share price of $16.80 based on the closing sale price of our common shares on May 26, 2026 as reported by Nasdaq. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.5 of Form F-3.

	Per Share	Total
Public offering price	$4.00	$3,000,000
Underwriting discounts and commissions(1)	$0.28	$210,000
Proceeds to the Company before expenses	$3.72	$2,790,000

(1)
The Underwriter fees shall equal 7% of the gross proceeds of the shares sold by us in this offering. We have also agreed to reimburse the Underwriter for certain expenses. We refer you to the section entitled “Underwriting” of this prospectus for additional information regarding total compensation and other items of value payable to the Underwriter.

We have granted Maxim Group LLC (“Maxim” or “the Underwriter”) an option exercisable within 45 days of the date of this prospectus to purchase from us up to 54,380 additional Common Shares at a price of $4.00 per share to cover over-allotments, if any. If this over-allotment option for Common Shares is exercised in full, the total offering price will be approximately $3,217,520, and the total net proceeds, before expenses and after deducting the underwriting discounts described above, to us will be approximately $2,992,293.60.
The offering will settle delivery versus payment or receipt versus payment, as the case may be. We expect to deliver the shares offered hereby on or about July 27, 2026, subject to satisfaction of certain customary closing conditions.
Sole Bookrunning Manager
Maxim Group LLC
The date of this prospectus supplement is July 24, 2026.

PROSPECTUS SUMMARY
BASE PROSPECTUS
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the Commission, utilizing a “shelf” registration process.
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering described herein and the securities offered hereby, and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.
The second part, the base prospectus, gives more general information about securities we may offer from time to time, some of which do not apply to this offering. Generally, when we refer only to the prospectus, we are referring to both parts combined, and when we refer to the accompanying base prospectus, we are referring to the base prospectus.
If the description of this offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information contained in this prospectus supplement. This prospectus supplement, the accompanying base prospectus and the documents incorporated into each by reference include important information about us, our common shares being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying base prospectus together with the additional information described under the heading “Where You Can Find Additional Information” before investing in our common shares.
We have authorized only the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the Underwriter has not, authorized anyone to provide you with information that is different. We and the Underwriter take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell our common shares only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in the prospectus is accurate only as of the date such information was issued, regardless of the time of delivery of the prospectus or the date of any sale of our common shares.
Unless otherwise indicated, all references to “dollars” and “$” in this prospectus supplement are to, and amounts presented in, United States dollars and financial information presented in this prospectus supplement that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Matters discussed in this prospectus supplement may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995, or the PSLRA, provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are statements other than statements of historical facts.
Robin Energy Ltd. desires to take advantage of the safe harbor provisions of the PSLRA and is including this cautionary statement in connection with this safe harbor legislation. This prospectus supplement and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance, and are not intended to give any assurance as to future results. When used in this prospectus supplement, statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “anticipate”, “believe”, “expect”, “intend”, “estimate”, “target”, “forecast”, “project”, “plan”, “potential”, “continue”, “possible”, “likely”, “may”, “could”, “should”, and similar expressions, terms, or phrases may identify forward-looking statements.
The forward-looking statements in or incorporated by reference into this prospectus supplement are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.
In addition to these assumptions and matters discussed elsewhere herein and in the documents incorporated by reference herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the following:
•	the effects of our spin off from Toro Corp, or the Spin Off;
•
our business strategy, expected capital spending and other plans and objectives for future operations, including our ability to expand our business as a new entrant to the liquefied petroleum gas (“LPG”) industry;

•
market conditions and trends, including volatility and cyclicality in charter rates, factors affecting supply and demand for vessels such as fluctuations in demand for and the price of the products we transport, fluctuating vessel values, changes in worldwide fleet capacity, opportunities for the profitable operations of vessels in the segments of the shipping industry in which we operate and global economic and financial conditions, including interest rates, inflation and the growth rates of world economies;

•
our ability to realize the expected benefits of vessel acquisitions or sales, and the effects of any change in our fleet’s size or composition, increased transactions costs and other adverse effects (such as lost profit) due to any failure to consummate any sale of our vessels, on our future financial condition, operating results, future revenues and expenses, future liquidity and the adequacy of cash flows from our operations;

•
our relationships with our current and future service providers and customers, including the ongoing performance of their obligations, dependence on their expertise, compliance with applicable laws, and any impacts on our reputation due to our association with them;

•
the availability of debt or equity financing on acceptable terms and our ability to comply with the covenants in agreements relating thereto, in particular due to economic, financial or operational reasons;

•
our continued ability to enter into time charters, voyage charters or pool arrangements with existing and new customers and pool operators, and to re-charter our vessels upon the expiry of the existing charters;

•	any failure by our contractual counterparties to meet their contractual obligations;

•	changes in our operating and capitalized expenses, including bunker prices, dry-docking, insurance costs, costs associated with regulatory compliance and costs associated with climate change;
•
our ability to fund future capital expenditures and investments in the refurbishment of our vessels (including the amount and nature thereof and the timing of completion thereof, the delivery and commencement of operations dates, expected downtime and lost revenue);

•	instances of off-hire;
•	fluctuations in interest rates and currencies, including the value of the U.S. dollar relative to other currencies;
•
bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory, technical uncertainty and price volatility, which could materially and adversely affect the value of our Bitcoin holdings and our financial condition and results of operations

•	any malfunction or disruption of information technology systems and networks that our operations rely on or any impact of a possible cybersecurity breach;
•	existing or future disputes, proceedings or litigation;
•
future sales of our securities in the public market, including under our at the market (ATM) equity offering program, and our ability to maintain compliance with applicable listing standards or the delisting of our common shares;

•	volatility in our share price;
•	potential conflicts of interest involving members of our board of directors, including our chief executive officer, senior management and certain of our service providers that are related parties;
•
general domestic and international geopolitical conditions, such as political instability, events or conflicts (including armed conflicts, such as the war in Ukraine and the tensions in the Middle East, including the outbreak of war in Iran and any escalation or broadening of the conflict), acts of piracy or maritime aggression, such as recent maritime incidents involving vessels in and around the Red Sea, sanctions, “trade wars” (including the imposition of tariffs or other protectionist measures) and potential governmental requisitioning of our vessels during a period of war or emergency;

•	global public health threats and major outbreaks of disease;
•	any material cybersecurity incident;
•
changes in seaborne and other transportation, including due to the maritime incidents in and around the Red Sea and Persian Gulf, fluctuating demand for LPG carriers, product tankers and/or disruption of shipping routes due to accidents, political events, international sanctions, international hostilities and instability, piracy, smuggling or acts of terrorism, including the closure of the Strait of Hormuz or other shipping routes due to the war in the Middle East between Iran and the U.S. and Israel;

•
changes in governmental rules and regulations or actions taken by regulatory authorities, including changes to environmental regulations applicable to the shipping industry and to vessel rules and regulations, as well as changes in inspection procedures and import and export controls;

•	inadequacies in our insurance coverage;
•	developments in tax laws, treaties or regulations or their interpretation in any country in which we operate and changes in our tax treatment or classification;
•	the impact of climate change, adverse weather and natural disasters;
•	accidents or the occurrence of other unexpected events, including in relation to the operational risks associated with transporting LPG or refined petroleum products; and
•
other factors listed from time to time in registration statements, reports or other materials that we have filed with or furnished to the Commission, including our most recent Annual Report, which is incorporated by reference into this prospectus.

You should not place undue reliance on forward-looking statements contained in this prospectus supplement because they are statements about events that are not certain to occur as described or at all. All forward-looking statements in this prospectus supplement are qualified in their entirety by the cautionary statements contained in this prospectus supplement.
Any forward-looking statements contained herein are made only as of the date of this prospectus supplement, and except to the extent required by applicable law or regulation we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all or any of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.
ENFORCEABILITY OF CIVIL LIABILITIES
We are a Republic of the Marshall Islands corporation and our principal executive offices are located outside the United States. All of the directors, officers and our independent registered public accounting firm reside outside the United States. In addition, substantially all of our assets and the assets of certain of our directors, officers and our independent registered public accounting firm are located outside the United States. As a result, it may not be possible for you to serve legal process within the United States upon us or any of these persons. It may also not be possible for you to enforce, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.
Furthermore, there is substantial doubt that courts of such jurisdictions would enforce judgments of U.S. courts obtained in actions against us, our directors or officers and such experts based upon the civil liability provisions of applicable U.S. federal and state securities laws or would enforce, in original actions, liabilities against us, our directors or officers and such experts based on those laws.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information that appears elsewhere in this prospectus or in the documents incorporated by reference herein and is qualified in its entirety by the more detailed information, including the financial statements that appear in the documents incorporated by reference. This summary may not contain all of the information that may be important to you. As an investor or prospective investor, you should review carefully the entire prospectus supplement, including the risk factors, and the more detailed information that is included herein and in the documents incorporated by reference herein.
Unless the context otherwise requires, as used in this prospectus supplement, the terms “Company”, “we”, “us”, and “our” refer to Robin Energy Ltd. and all of its subsidiaries. We use the term deadweight ton, or dwt, in describing the size of vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. Our reporting currency is the U.S. dollar and all references in this prospectus supplement to “$” or “dollars” are to U.S. dollars. All share information in this prospectus supplement gives effect to the 1-for-15 reverse stock split of our common shares effected July 9, 2026 and the 1-for-5 reverse stock split of our common shares effected December 24, 2025.
Our Company
We are an independent, growth-oriented international shipping company that acquires, owns, charters and operates oceangoing LPG carrier vessels and tanker vessels, providing worldwide energy seaborne transportation services. As of the date of this prospectus, we operate and maintain a fleet of two LPG carrier vessels with an aggregate cargo carrying capacity of 0.01 million dwt and an average fleet age of 8.7 years.
Chartering of our Fleet
Our commercial strategy primarily focuses on deploying our fleet under a mix of time charters and voyage charters and according to our assessment of market conditions. We adjust the mix of these charters to take advantage of the relatively stable cash flows and high utilization rates for our vessels associated with period time charters, to profit from attractive trip charter rates during periods of strong charter market conditions associated with voyage charters or to take advantage of high utilization rates for our vessels along with exposure to attractive charter rates during periods of strong charter market conditions when employing our vessels in pools. As of the date of this prospectus, our two LPG carrier vessels were employed in period time charters. Such arrangements will be reevaluated by management on a periodic basis.
Management of our Company and our Fleet
Our vessels are commercially and technically managed by Castor Ships S.A. (“Castor Ships”), a company controlled by our Chairman and Chief Executive Officer, Petros Panagiotidis. Pursuant to a Master Management Agreement between us and Castor Ships, Castor Ships manages our business overall and provides us with crew management, technical management, operational employment management, insurance management, provisioning, bunkering, commercial, chartering and administrative services, including, but not limited to, securing employment for our vessels, arranging and supervising our vessels’ commercial operations, handling all of the Company’s vessels sale and purchase transactions, undertaking related shipping projects, management advisory and support services, accounting and audit support services, as well as other associated services requested from time to time by us. Castor Ships may choose to subcontract these services to other parties at its discretion. For further information, please see “Certain Relationships and Related Party Transactions—Management, Commercial and Administrative Services” in the Annual Report.
Corporate Information
Our principal executive office is at 223 Christodoulou Chatzipavlou Street, Hawaii Royal Gardens, 3036 Limassol, Cyprus. Our telephone number at that address is +357 25 357 769. Our website is www.robinenergy.com. This web address is provided as an inactive textual reference only. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC’s Internet site is www.sec.gov. None of the information contained on, or that can be accessed through, these websites is incorporated into or forms a part of this prospectus.

THE OFFERING
Common shares outstanding as of July 22, 2026
582,297 common shares
Common Shares offered by us
750,000 common shares (or 804,380 common shares if the Underwriter exercises its over-allotment option for common shares in full).
Common shares outstanding immediately after the offering(1)
1,332,297 common shares or (1,386,677 Common Shares if the Underwriter excercises its over-allotment option in full).
Preferred share purchase rights
Our Common Shares include preferred share purchase rights, as described under the section “Description of Capital Stock” in the accompanying prospectus.
Over-allotment option
We have granted the Underwriter an option exercisable within 45 days of the date of this prospectus to purchase from us up to 54,380 additional common shares at a price of $4.00 per share, less the underwriting discounts payable by us, solely to cover over-allotments, if any.
Use of proceeds
We estimate that the net proceeds from this offering will be approximately $2,658,603, after deducting Underwriter fees and estimated offering expenses payable by us. We intend to use the net proceeds from the sale of the securities offered by this prospectus for capital expenditures, working capital, to make vessel, other asset or share acquisitions, to fund the construction of newbuild vessels or for other general corporate purposes, or a combination thereof. At this time, we have not specifically identified any vessels to acquire, nor have we identified a material single use for which we intend to use the net proceeds, and, accordingly, we are not able to allocate the net proceeds among any of these potential uses in light of the variety of factors that will impact how such net proceeds are ultimately utilized by us. See “Use of Proceeds.”
Risk factors
Investing in our common shares is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement and page 8 of the accompanying base prospectus and in our Annual Report, starting on page 2 thereof, which is incorporated by reference herein, to read about the risks you should consider before purchasing our common shares.

Listing
Our common shares currently trade on the Nasdaq under the symbol “RBNE”.
(1)
The number of Common Shares to be outstanding after this offering is based on 582,297 Common Shares outstanding as of July 22, 2026 and excludes as of such date Common Shares issuable upon conversion of our 1.00% Series A Fixed Rate Cumulative Perpetual Convertible Preferred Shares (the “Series A Preferred Shares”), with a cumulative preferred distribution accruing initially at a rate of 1.00% per annum on the stated amount of $25.00 per share, which are convertible, in whole or in part but not in an amount of less than 40,000 Series A Preferred Shares, at their holder’s option, to Common Shares from and after the second anniversary of their issue date, April 14, 2027, at the lower of (i) 200% of the volume weighted average price (“VWAP”) of our Common Shares over the five consecutive trading day period commencing on and including the Spin Off distribution date (the “Distribution Date”), and (ii) the VWAP of our Common Shares over the five consecutive trading day period expiring on the trading day immediately prior to the date of delivery of written notice of the conversion. As of the date of this prospectus there were 2,000,000 Series A Preferred Shares outstanding. See “Description of Capital Stock—Series A Convertible Preferred Shares” in the accompanying base prospectus.

Except as otherwise noted, all information in this prospectus supplement assumes no exercise by the Underwriter of its option to purchase up to 54,380 additional Common Shares from us to cover over allotments, if any.

RISK FACTORS
An investment in our common shares involves a high degree of risk and uncertainty. We have identified a number of risk factors which you should consider before investing in our common shares. You should consider carefully the risks set forth below, those risk factors set forth under the heading “Risk Factors” in our Annual Report incorporated by reference in this prospectus supplement, and in any other documents we have incorporated by reference in this prospectus supplement, as well as those under the heading “Risk Factors” in the accompanying base prospectus before investing in our common shares. The occurrence of one or more of these risk factors could adversely affect our results of operations or financial condition.
Our share price may be highly volatile and, as a result, investors in our Common Shares could incur substantial losses.
The stock market in general, and the market for shipping companies in particular, have experienced extreme volatility that has often been unrelated or disproportionate to the operating performance of particular companies. As a result of this volatility, investors may experience rapid and substantial losses on their investment in our common shares that are unrelated to our operating performance. Our stock price has been volatile and may continue to be volatile, which may cause our common shares to trade above or below what we believe to be their fundamental value. Furthermore, significant historical fluctuations in the market price of our former parent company’s common shares have been accompanied by reports of strong and atypical retail investor interest, including on social media and online forums, and, as our common shares were distributed to our former parent company’s common shareholders in connection with the Spin-Off, we may have a similar shareholder base and experience similar patterns of investment. Since completion of the Spin-Off, the price of our common shares has been volatile, ranging from a closing high price of $1,050 per share on June 13, 2025 to a closing low price of $4.10 per share on July 16, 2026 (in each case as adjusted for the reverse stock splits effected on December 24, 2025 and July 9, 2026). As of July 22, 2026, the closing bid price of our common shares was $4.46 per common share. Our shares may continue to experience volatility as the market evaluates our prospects as an independent publicly traded company.
Market volatility and trading patterns may create several risks for investors, including but not limited to the following:
•	the market price of our Common Shares may experience rapid and substantial increases or decreases unrelated to our operating performance or prospects, or macro or industry fundamentals;
•
to the extent volatility in our Common Shares is caused by a “short squeeze” in which coordinated trading activity causes a spike in the market price of our Common Shares as traders with a short position make market purchases to avoid or to mitigate potential losses, investors may purchase Common Shares at inflated prices unrelated to our financial performance or prospects, and may thereafter suffer substantial losses as prices decline once the level of short-covering purchases has abated; and

•
if the market price of our Common Shares declines, you may be unable to resell your shares at or above the price at which you acquired them. We cannot assure you that the price of our Common Shares will not fluctuate, increase or decline significantly in the future, in which case you could incur substantial losses.

We may incur rapid and substantial increases or decreases in our stock price in the foreseeable future that may not coincide in timing with the disclosure of news or developments by or affecting us. Accordingly, the market price of our Common Shares may decline or fluctuate rapidly, regardless of any developments in our business. Overall, there are various factors, many of which are beyond our control, that could negatively affect the market price of our Common Shares or result in fluctuations in the price or trading volume of our Common Shares, which include but are not limited to:
•	investor reaction to our business strategy;
•
the sentiment of the significant number of retail investors whom we believe, will hold our Common Shares, in part due to direct access by retail investors to broadly available trading platforms, and whose investment thesis may be influenced by views expressed on financial trading and other social media sites and online forums;

•	the amount and status of short interest in our Common Shares, access to margin debt, trading in options and other derivatives on our Common Shares and any related hedging and other trading factors;
•	our continued compliance with the listing standards of the Nasdaq Capital Market and any action we may take to maintain such compliance, such as a reverse stock split;
•	regulatory or legal developments in the United States and other countries, especially changes in laws or regulations applicable to our industry;
•	variations in our financial results or those of companies that are perceived to be similar to us;
•	our ability or inability to raise additional capital and the terms on which we raise it;
•	our dividend strategy;
•	our continued compliance with any debt covenants;
•	variations in the value of our fleet;
•	declines in the market prices of stocks generally;
•	trading volume of our Common Shares;
•	sales of our Common Shares by us or our shareholders;
•	speculation in the press or investment community about our Company, our industry or our securities;
•	general economic, industry and market conditions; and
•
other events or factors, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations or result in political or economic instability.

Some companies that have experienced volatility in the market price of their common shares have been subject to securities class-action litigation. If instituted against us, such litigation could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, operating results and growth prospects. There can be no guarantee that future sales of our Common Shares will not be at prices lower than those initially distributed or sold to investors.
We have broad discretion in the use of the net proceeds from this offering and may use the net proceeds in ways with which you disagree.
Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our securities. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, results of operations and cash flows, and cause the price of our securities to decline. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.
Future issuances of common shares or other equity securities, including as a result of an optional conversion of Series A Preferred Shares, or the potential for such issuances, may impact the price of our common shares and could impair our ability to raise capital through equity offerings, to the extent available and permitted. Shareholders may experience significant dilution as a result of any such issuances.
Robin has an authorized share capital of 3,900,000,000 common shares that it may issue without further shareholder approval. Our business strategy may require the issuance of a substantial amount of additional shares. Based on market conditions, we may also opportunistically seek to issue equity securities, including additional common shares. We cannot assure you at what price the offering of our shares in the future, if any, will be made but they may be offered and sold at a price significantly below the current trading price of our common shares or the acquisition price of common shares by shareholders and may be at a discount to the trading price of our common shares at the time of such sale. Purchasers of the common shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.
Under the “at-the-market” (“ATM”) offering agreement with Maxim Group LLC (“Maxim”) and Rodman & Renshaw LLC (“Rodman & Renshaw”) that we entered into on November 13, 2025, we may, from time to time, sell our common shares having an aggregate offering value of up to $75.0 million through Maxim and Rodman & Renshaw, as sales agents, in our discretion. Our existing ATM is not subject to the “baby shelf” limitations applicable to certain smaller companies, and accordingly we are not restricted in the amount of securities we may sell thereunder in any 12-month period by reference to our public float. In the first half of 2026, we received gross proceeds of $17.1 million under the ATM by issuing 395,774 common shares, leaving approximately $57.9 million remaining under the ATM facility. We have and may in the future sell common shares pursuant to our ATM facility at prices below the price per share in this offering. If we sell shares under the ATM facility at prices significantly below the price at which existing shareholders invested, including through this offering, such shareholders will experience significant dilution.
The Series A Preferred Shares are convertible, in whole or in part but not in an amount of less than 40,000 Series A Preferred Shares, at their holder’s option, to common shares at any time and from time to time from and after the second anniversary of their issue date. Subject to certain adjustments, the “Conversion Price” for any conversion of the Series A Preferred Shares shall be the lower of (i) 200% of the volume weighted average price (“VWAP”) of our common shares over the five consecutive trading day period commencing on and including the Distribution Date, and (ii) the VWAP of our common shares over the five consecutive trading day period expiring on the trading day immediately prior to the date of delivery of written notice of the conversion. The number of common shares to be issued to a converting holder shall be equal to the quotient of (i) the aggregate stated amount of the Series A Preferred Shares converted plus Accrued Dividends (but excluding any dividends declared but not yet paid) thereon on the date on which the conversion notice is delivered divided by (ii) the Conversion Price. If converted by Toro, Toro will have registration rights in relation to the common shares issued upon conversion. See “Item 7. Major Shareholders and Related Party Transactions—B. Related Party Transactions—Contribution and Spin-Off Distribution Agreement” in our Annual Report. The issuance of additional common shares upon conversion of the Series A Preferred Shares could result in significant dilution to our shareholders at the time of conversion. The resale of common shares issued upon conversion and registered pursuant to Toro’s registration rights, or the perception of such resales, could harm the prevailing market price of our common shares. Resales of our common shares may cause the market price of our securities to drop significantly, regardless of the performance of our business. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that it deems appropriate.
In addition, we may issue additional common shares or other equity securities of equal or senior rank in the future in connection with, among other things, debt prepayments, future vessel acquisitions, without shareholder approval, in a number of circumstances. To the extent that we issue restricted stock units, stock appreciation rights, options or warrants to purchase our common shares in the future and those stock appreciation rights, options or warrants are exercised or as the restricted stock units vest, our shareholders may experience further dilution. Holders of shares of our common shares have no preemptive rights that entitle such holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our shareholders.
Our issuance of additional common shares or other equity securities of equal or senior rank, or the perception that such issuances may occur, could have the following effects:
•	our existing shareholders’ proportionate ownership interest in us will decrease;
•	the earnings per share and the per share amount of cash available for dividends on our common shares (as and if declared) could decrease;
•	the relative voting strength of each previously outstanding common share could be diminished;
•	the market price of our common shares could decline; and
•	our ability to raise capital through the sale of additional securities at a time and price that we deem appropriate could be impaired.

The market price of our common shares could also decline due to sales, or the announcements of proposed sales, of a large number of common shares by our large shareholders (including sales of common shares issued upon conversion, if any, of the Series A Preferred Shares), or the perception that these sales could occur.
Our future capital markets activities may result in the issuance of common shares at prices that are below the prices at which we have repurchased or offered to repurchase shares, including pursuant to our share repurchase program and self-tender offer. There can be no assurance that shares will not continue to be issued at prices below the tender offer price or prior offering prices. The net effect of repurchasing shares at higher prices than the price at which shares are issued could result in a reduction of our available cash without a corresponding benefit to remaining shareholders.
Nasdaq may delist our common shares from its exchange which could limit your ability to make transactions in our securities and subject us to additional trading restrictions. In particular, we may not satisfy Nasdaq's new minimum market value of listed securities continued listing requirement, which could result in our common stock being suspended from trading on, and ultimately delisted from, Nasdaq.
On July 22, 2026, the Securities and Exchange Commission approved a Nasdaq rule requiring companies listed on Nasdaq to maintain a minimum market value of listed securities, or MVLS, of at least $5 million. Under the rule, a company that fails to maintain an MVLS of at least $5 million for 30 consecutive business days may be subject to immediate suspension and delisting proceedings and is not entitled to a customary compliance or cure period prior to the issuance of a delisting determination. Although a company may appeal a delisting determination, its securities may be suspended from trading on Nasdaq while that appeal is pending.
As of July 22, 2026, our market value of listed securities was approximately $2.6 million, which is below the $5 million threshold required under Nasdaq's continued listing standards. Accordingly, we may become subject to suspension and delisting proceedings if we do not increase our market value of listed securities and satisfy the applicable Nasdaq listing standards.
If our common stock is delisted, for failure to comply with the new MVLS requirement or other Nasdaq continued listing requirements, including the $1 million public float requirement or $1.00 minimum bid price requirement, it could trade on an over-the-counter market, which could adversely affect the liquidity and market price of our common stock, reduce analyst coverage and institutional investor interest, impair our ability to raise additional capital on favorable terms or at all, and make it more difficult for investors to buy or sell our securities. Any delisting could also negatively affect our reputation, relationships with business partners and access to strategic opportunities. Accordingly, there can be no assurance that we will be able to maintain the listing of our common stock on Nasdaq.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $2,658,603, after deducting Underwriter fees and estimated offering expenses payable by us. If the over-allotment option for common shares is exercised in full, we estimate that our net proceeds will be approximately $2,860,897, after deducting the underwriting discount and estimated offering expenses payable by us.
We intend to use the net proceeds from the sale of the securities offered by this prospectus for capital expenditures, working capital, to make vessel, other asset or share acquisitions, to fund the construction of newbuild vessels or for other general corporate purposes, or a combination thereof. Vessel acquisitions may be structured as individual assets purchases, the acquisition of the equity interests of vessel owning entities or the acquisition of the equity interests of the direct or indirect owner of one or more vessels or shipping assets or the acquisition, in whole or in part, of private or listed entities that are engaged in maritime transportation services. At this time, we have not specifically identified any vessels to acquire, nor have we identified a material single use for which we intend to use the net proceeds, and, accordingly, we are not able to allocate the net proceeds among any of these potential uses in light of the variety of factors that will impact how such net proceeds are ultimately utilized by us.
The foregoing represents our current intentions with respect to the use of the net proceeds of this offering based upon our present plans and business conditions, but our management will have significant flexibility and discretion in applying the net proceeds. The occurrence of unforeseen events or changed business conditions could result in the application of the net proceeds of this offering in a manner other than as described above. The principal purposes of this offering are to obtain additional capital to fund our operations and growth and to facilitate our future access to the public equity markets.

CAPITALIZATION
The following table sets forth our capitalization as of March 31, 2026. The table presents information:
•	on an actual basis;
•
on an as adjusted basis to give effect to the (1) the issuance and sale of 144,381 common shares under our ATM offering agreement for aggregate net proceeds of approximately $2.2 million, (2) the repurchase of 66,666 common shares for an aggregate purchase price of $3.0 million pursuant to our partial self-tender offer announced on March 24, 2026 and (3) dividend on Series A Preferred Shares of $0.2 million; and

•
on an as further adjusted basis to give effect to the issuance and sale of 750,000 common shares in this offering at an offering price of $4.00 per share resulting in net proceeds of approximately $2,658,603, net of underwriting discounts and estimated fees and expenses of approximately $341,397.

(All figures in U.S. dollars)	Actual As of March 31, 2026	As Adjusted As of March 31, 2026	As Further Adjusted For This Offering
Debt:	—	—	—
Mezzanine equity:
Series A Preferred Shares(1)	$25,877,180	$25,877,180	$25,877,180
Shareholders Equity:
Common shares, par value $0.001	505	582	1,332
Series B Preferred Shares, par value $0.001	40	40	40
Additional paid-in capital	45,655,270	44,806,391	47,464,244
Accumulated deficit	(576,729)	(735,062)	(735,062)
Total Shareholders Equity	$45,079,086	44,071,951	46,730,554
Total Capitalization	$70,956,266	69,949,131	72,607,734

(1)
Series A Preferred shares are presented at fair value as determined by management in consideration of a number of data points, including a valuation performed by an independent third-party consulting firm. The valuation methodology applied comprised the trifurcation of the value of the Series A Preferred Shares in three components namely, the “straight” preferred stock component, the embedded option component while an incremental value was also ascribed to the conversion at the variable conversion price. The sum of the three components was used to estimate the value for the Series A Preferred Shares at $25.9 million. The valuation methodology and the significant unobservable inputs used for each component are set out below:

	Valuation Technique	Unobservable Input	Range (Weighted average)
“Straight” Preferred stock component	Discounted Cash Flow model	• Weighted average cost of Capital	11.88%
Embedded Option Component	Black Scholes	• Volatility • Risk free rate • Weighted average cost of Capital • Strike price • Share price (April 14, 2025)	107.92% 4.02% 11.88% $10.546 $5.80
Incremental value at variable conversion price	Probability adjusted method	5-day VWAP and discount to conversion day closing price (5th day) Probability ascribed for 10% lower 5-day VWAP Probability ascribed for 20% lower 5-day VWAP Assumed share price	$4.50 (10% discount) $4.00 (20% discount) 75% 25% $5.00

DILUTION
Dilution or accretion is the amount by which the offering price paid by the purchasers of our common shares in this offering will differ from the net tangible book value per common share after the offering. The net tangible book value per common share is equal to the amount of our total tangible assets (total assets less intangible assets) less total liabilities and mezzanine equity divided by the number of common shares outstanding. The historical net tangible book value as of March 31, 2026 was $45.1 million in total and $89.3 per share for the number of shares of the existing shareholders that were outstanding at that date.
The as adjusted net tangible book value as of March 31, 2026 was $44.1 million in total and $75.69 per common share for the as adjusted number of shares of the existing shareholders that were outstanding at that date, after giving effect to (1) the issuance and sale of 144,381 common shares under our ATM offering agreement for aggregate net proceeds of approximately $2.2 million, (2) the repurchase of 66,666 common shares for an aggregate purchase price of $3.0 million pursuant to our partial self-tender offer announced on March 24, 2026 and (3) dividend on Series A Preferred Shares of $0.2 million.
The as further adjusted net tangible book value as of March 31, 2026 would have been $46.7 million or $35.08 per common share after the issuance and sale by us of 750,000 common shares at $4.00 per share in this offering, after deducting estimated expenses related to this offering. This represents an immediate decrease in net tangible book value of $40.61 per share to the existing shareholders and an immediate accretion in net tangible book value of $31.08 per share to new investors.
The following table illustrates the pro forma per share accretion and decrease in net tangible book value as of March 31, 2026:

Offering price per common share	$4.00
As adjusted net tangible book value per common share as of March 31, 2026	$75.69
Decrease in as adjusted net tangible book value attributable to this offering	$40.61
As further adjusted net tangible book value per common share after giving effect to this offering	$35.08
Accretion per common share to new investors	$31.08

The above discussion and table is based on 582,297 shares of common stock outstanding, as of July 22, 2026, and excludes as of such date common shares issuable upon conversion of our 1.00% Series A Fixed Rate Cumulative Perpetual Convertible Preferred Shares (the “Series A Preferred Shares”), with a cumulative preferred distribution accruing initially at a rate of 1.00% per annum on the stated amount of $25.00 per share, which are convertible, in whole or in part but not in an amount of less than 40,000 Series A Preferred Shares, at their holder's option, to common shares from and after the second anniversary of their issue date at the lower of (i) 200% of the VWAP of our common shares over the five consecutive trading day period commencing on and including the Spin Off distribution date (the “Distribution Date”), and (ii) the VWAP of our common shares over the five consecutive trading day period expiring on the trading day immediately prior to the date of delivery of written notice of the conversion. As of the date of this prospectus there were 2,000,000 Series A Preferred Shares outstanding. See “Description of Capital Stock-Series A Convertible Preferred Shares” in our Annual Report.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING
We are offering 750,000 Common Shares pursuant to this prospectus supplement and the accompanying base prospectus. The material terms and provisions of our Common Shares are described below and under the caption “Description of the Capital Stock” beginning on page 11 of the accompanying base prospectus. The Common Shares sold in this offering include preferred stock purchase rights that trade with the Common Shares.

TAX CONSIDERATIONS
You should carefully read the discussion of the material Marshall Islands and U.S. federal income tax considerations associated with our operations and the acquisition, ownership and disposition of our common shares set forth in the section entitled “Item 10. Additional Information-E. Taxation” of our Annual Report incorporated by reference herein.

UNDERWRITING
We are offering our common shares through Maxim acting as sole Underwriter. We have entered into an underwriting agreement with Maxim. Subject to the terms and conditions of the underwriting agreement, the Underwriter has agreed to purchase, and we have agreed to sell to the Underwriter, the common shares.
The underwriting agreement provides that the Underwriter must buy all of the common shares sold in this offering if it buys any of them. However, the Underwriter is not required to take or pay for the shares covered by the Underwriter’s option to purchase additional shares as described below.
Our common shares are offered subject to a number of conditions, including:
•	receipt and acceptance of our common shares by the Underwriter; and
•	the Underwriter’s right to reject orders in whole or in part.
We have been advised by Maxim that it intends to make a market in our common shares but that it is not obligated to do so and may discontinue making a market at any time without notice. In connection with this offering, the Underwriter may distribute prospectuses electronically.
Option to Purchase Additional Securities
We have granted the Underwriter an option exercisable within 45 days of the date of this prospectus to purchase from us up to 54,380 additional common shares at a price of $4.00 per share, less the underwriting discounts and commissions to cover over-allotments, if any.
Underwriting Discount
Common shares sold by the Underwriter will initially be offered at the initial offering price set forth on the cover of this prospectus. Any common shares sold by the Underwriter to securities dealers may be sold at a discount of up to $0.14 per common share from the offering price. The Underwriter may offer the shares through one or more of its affiliates or selling agents. If all the shares are not sold at the offering price, the Underwriter may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the Underwriter will be obligated to purchase the common shares at the price and upon the terms stated therein.
The following table shows the per share and total underwriting discount we will pay to the Underwriter assuming both no exercise and full exercise of the Underwriter’s option to purchase from us up to 54,380 additional common shares at a price of $4.00 per share, less the underwriting discounts and commissions to cover over-allotments, if any.

	Per Share	Total	Total with Over-Allotment Option
Offering price	$4.00	$3,000,000	$3,217,520
Underwriting discounts and commissions (7%)	$0.28	$210,000	$225,226.40
Proceeds to the Company before expenses	$3.72	$2,790,000	$2,992,293.60

We have agreed to pay the Underwriter’s out-of-pocket accountable expenses, actually incurred, including the Underwriter’s legal fees, up to a maximum amount of $50,000 if this offering is completed.
We estimate that the total expenses of the offering payable by us, not including the underwriting discounts and commissions, will be approximately $131,397. This amount includes the Underwriter’s expenses described above.
Tail Financing Payments
Upon closing of this offering, if we subsequently complete any public or private financing any time during the 12 months after such termination with any investors contacted or introduced to the Company by Maxim, then Maxim shall be entitled to receive the same compensation for such offering as it would have been entitled to in connection with this offering.

Lock-Up Agreements
We have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber for the sale of or otherwise dispose of any of our Common Shares or other securities convertible into or exercisable or exchangeable for our Common Shares for 30 days after this offering is completed without the prior written consent of the Underwriter.
Indemnification
We have agreed to indemnify the Underwriter against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the Underwriter may be required to make in respect of those liabilities.
Stock Exchange
Our Common Shares are currently listed on the Nasdaq Capital Market under the symbol “RBNE”.
Determination of Offering Price and Exercise Price
The offering price of the securities we are offering were negotiated between us and the Underwriter based on the trading of our Common Shares prior to the offering, among other things. Other factors considered in determining the offering price of the securities we are offering, include our history and prospects, the market price of our Common Shares on Nasdaq, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.
Electronic Distribution
A prospectus in electronic format may be made available on a website maintained by the Underwriter. In connection with the offering, the Underwriter or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.
Other than the prospectus in electronic format, the information on the Underwriter’s website and any information contained in any other website maintained by the Underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Underwriter in its capacity as an Underwriter and should not be relied upon by investors.
Price Stabilization, Short Positions
In connection with this offering, the Underwriter may engage in activities that stabilize, maintain or otherwise affect the price of our Common Shares during and after this offering, including:
•	stabilizing transactions;
•	short sales;
•	purchases to cover positions created by short sales;
•	imposition of penalty bids; and
•	syndicate covering transactions.
Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our securities while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our Common Shares, which involve the sale by the Underwriter of a greater number of Common Shares than they are required to purchase in this offering and purchasing Common Shares on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the Underwriter’s option to purchase additional shares referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The Underwriter may close out any covered short position by either exercising its option, in whole or in part, or by purchasing shares in the open market. In making this determination, the Underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.
Naked short sales are short sales made in excess of the over-allotment option. The Underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the Underwriter is concerned that there may be downward pressure on the price of our Common Shares in the open market that could adversely affect investors who purchased in this offering.
The Underwriter also may impose a penalty bid. This occurs when a particular Underwriter repays to the underwriter a portion of the underwriting discount received by it because the Underwriter has repurchased shares sold by or for the account of that Underwriter in stabilizing or short covering transactions.
These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our Common Shares or preventing or retarding a decline in the market price of our Common Shares. As a result of these activities, the price of our Common Shares may be higher than the price that otherwise might exist in the open market. The underwriter may carry out these transactions on the Nasdaq Capital Market, in the over-the-counter market or otherwise. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of the shares. Neither we, nor the underwriter make any representation that the underwriter will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.
Other Relationships and Affiliations
The Underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Underwriter acted as the sole placement agent for each of our six registered offerings of our common shares in 2025, and as co-sales agent under our ATM offering agreement. The Underwriter and its affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the Underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The Underwriter and its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that it acquires, long and/or short positions in these securities and instruments.
Selling Restrictions
Other than in the United States, no action has been taken by us or the Underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published, in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering.
This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.
The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.
This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Brazil. The offer of securities described in this prospectus will not be carried out by means that would constitute a public offering in Brazil under Law No. 6,385, of December 7, 1976, as amended, under the CVM Rule (Instrução) No. 400, of December 29, 2003. The offer and sale of the securities have not been and will not be registered with the Comissão de Valores Móbilearios in Brazil. The securities have not been offered or sold, and will not be offered or sold in Brazil, except in circumstances that do not constitute a public offering or distribution under Brazilian laws and regulations.
Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the Underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding conflicts of interest in connection with this offering.
Cayman Islands. No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.
European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:
•
to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

•
in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us or any Underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.
Hong Kong. The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.
Israel. This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.
The People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.
Switzerland. The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in

CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.
Taiwan. The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.
United Kingdom. This prospectus has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000, or the FSMA) as received in connection with the issue or sale of our Common Stock in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to our Common Stock in, from or otherwise involving the United Kingdom.

EXPENSES OF THE OFFERING
The following are the estimated expenses, other than any underwriting discounts and commissions and expenses reimbursed by us, of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which have been or will be paid by us.

SEC registration fee(1)	$—
Legal fees and expenses	$90,000
Accounting fees and expenses	$11,397
Miscellaneous	$30,000
Total	$131,397

(1)	$38,275 previously paid.

LEGAL MATTERS
The validity of the common shares offered by this prospectus will be passed upon for us by
Seward & Kissel LLP. We are also being represented as to certain matters of U.S. federal law and New York state law by Goodwin Procter LLP. Ellenoff Grossman & Schole LLP, New York, New York, is representing the Underwriter in this offering.
EXPERTS
The consolidated financial statements of Robin Energy Ltd. as of December 31, 2024 and 2025, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this Prospectus by reference to Robin Energy Ltd. annual report on Form 20-F for the year ended December 31, 2025 have been audited by Deloitte Certified Public Accountants, S.A., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The office of Deloitte Certified Public Accountants, S.A. is located at Fragoklissias 3a & Granikou Street, Maroussi, Athens 151 25, Greece.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus supplement with the Commission. This prospectus supplement and the accompanying base prospectus are a part of that registration statement, which includes additional information.
We file annual and special reports within the Commission. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Our filings are also available on our website at http:// www.robinenergy.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement. Further, other than as described below, the information contained in or accessible from the Commission’s website is not part of this prospectus supplement and the accompanying base prospectus.

INFORMATION INCORPORATED BY REFERENCE
The Commission allows us to “incorporate by reference” the information we file with the Commission. This means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this prospectus.
This prospectus supplement incorporates by reference the following documents:
•	our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the Commission on April 10, 2026;
•	Our Reports on Form 6-K filed with the Commission on May 4, 2026, May 12, 2026, June 16, 2026, July 7, 2026 and July 10, 2026;
•	The description of the Common Shares contained in Exhibit 2.1 to the Annual Report, including any amendment or report filed for the purpose of updating such description.
In addition, we will incorporate by reference certain future materials furnished to the Commission on Form 6-K after the date of this prospectus supplement, but only to the extent specifically indicated in those submissions or in a future prospectus supplement.
We will provide, free of charge upon written or oral request, to each person to whom this prospectus is delivered, including any beneficial owner of the securities, a copy of any or all of the information that has been incorporated by reference into this prospectus supplement, but which has not been delivered with the prospectus. Copies of these documents also may be obtained on the “Investors” section of our website at www.robinenergy.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus supplement and should not be considered part of this prospectus supplement. Requests for such information should be made to us at the following address:
Robin Energy Ltd.
223 Christodoulou Chatzipavlou Street
Hawaii Royal Gardens
3036 Limassol
Cyprus
You should assume that the information appearing in this prospectus supplement and the accompanying base prospectus, as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

$250,000,000

ROBIN ENERGY LTD.
Common Shares (including associated Preferred Share Purchase Rights), Preferred Shares, Debt Securities, Warrants, Purchase Contracts, Rights and
Units
We may use this prospectus to offer, from time to time in one or more offerings, of up to an aggregate amount of $250,000,000 common shares, par value $0.001 per share (including associated Preferred Share Purchase Rights under our Shareholder Protection Rights Agreement), preferred shares, debt securities, warrants, purchase contracts, rights or units. Such securities will be offered in amounts, at prices and on terms to be determined at the time of their offering and will be described in a supplement to this prospectus.
The securities described in this prospectus may be sold directly, on a continuous or delayed basis, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution.” We may also describe the plan of distribution for any particular offering of the securities in any applicable prospectus supplement. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.
Our common shares are listed on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “RBNE”. On April 15, 2025, the closing price for our common shares as reported on the Nasdaq was $4.60 per share. The aggregate market value of our outstanding common shares held by non-affiliates on April 15, 2025 was $5,015,504.20 based on 1,090,327 common shares issued and outstanding held by non-affiliates and a per share price of $4.60 based on the closing sale price of our common shares on April 15, 2025 as reported by Nasdaq. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.
You should read this prospectus and any applicable prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
Investing in these securities involves certain risks. See “Risk Factors” beginning on page 8.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated April 28, 2025

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a shelf registration process. Under this shelf process, we may sell from time to time any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and their offering. The prospectus supplement may also add, update or change information contained in this prospectus and we may add, update or change information contained in this prospectus by incorporating by reference information that we file or furnish to the SEC. The particular terms of any security will be described in the related prospectus supplement. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find Additional Information.”
This prospectus and any prospectus supplement do not contain all of the information in the registration statement. Documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed with documents that we file or furnish to the SEC and incorporate by reference in this prospectus. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain as described below under “Where You Can Find Additional Information.”
We have not authorized anyone to provide any information or to make any representations other than as contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us. We take no responsibility for and can provide no assurance as to the reliability of, any information that others may give you. The information contained or incorporated by reference in this prospectus and any prospectus supplement is accurate as of the dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since the applicable dates. When this prospectus or a prospectus supplement are delivered or a sale pursuant to this prospectus or a prospectus supplement is made, we are not implying that the information is current as of the date of the delivery or sale. You should not consider any information in this prospectus, any prospectus supplement or in the documents incorporated by reference herein to be investment, financial, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.
We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless the context otherwise requires, as used in this prospectus, the terms “Company”, “we”, “us” and “our” refer to Robin Energy Ltd. and all of its subsidiaries, and “Robin” refers only to Robin Energy Ltd. and not to its subsidiaries. The common shares, par value $0.001 per share (including associated Preferred Share Purchase Rights under our Shareholder Protection Rights Agreement), preferred shares, debt securities, warrants, purchase contracts, rights and units that may be offered using this prospectus are referred to collectively as the “securities”. We use the term deadweight ton, or dwt, in describing the size of vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. Unless otherwise indicated, all references to “dollars” and “$” in this prospectus are to, and amounts presented in this prospectus are in, United States dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The forward-looking information in this prospectus may not accurately predict future results.
The disclosure and analysis set forth in this prospectus includes assumptions, expectations, projections, intentions and beliefs about future events in a number of places, particularly in relation to our operations, cash flows, financial position, plans, strategies, business prospects, changes and trends in our business and the markets in which we operate. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include all matters that are not historical facts or matters of fact at the date of this prospectus and reflect our current views with respect to future events and financial performance. These forward-looking statements may generally, but not always, be identified by the use of works such as “anticipate”, “believe”, “targets”, “likely”, “will”, “would”, “could”, “should”, “seeks”, “continue”, “contemplate”, “possible”, “might”, “expect”, “intend”, “estimate”, “forecast”, “project”, “plan”, “objective”, “potential”, “may”, “anticipates” or similar expressions or phrases.
The forward-looking statements in this prospectus are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these forward-looking statements, including these expectations, beliefs or projections.
In addition to these assumptions, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include generally:
•	the effects of our spin-off from Toro Corp.
•
our business strategy, expected capital spending and other plans and objectives for future operations, including our ability to expand our business as a new entrant to the handysize tanker shipping industry;

•
shipping market conditions and trends, including volatility and cyclicality in charter rates of the shipping segments we operate, factors affecting supply and demand for vessels such as fluctuations in demand for and the price of the products we transport, fluctuating vessel values, changes in worldwide fleet capacity, opportunities for the profitable operations of vessels in the segment of the shipping industry in which we operate and global economic and financial conditions, including interest rates, inflation, trade developments and the growth rates of world economies;

•
our ability to realize the expected benefits of any vessel acquisitions or sales, and the effects of any change in our fleet’s size or composition, increased transaction costs and other adverse effects (such as lost profit) due to any failure to consummate any sale of our vessel, on our future financial condition, operating results, future revenues and expenses, future liquidity and the adequacy of cash flows from our operations;

•
our relationships with our current and future service providers and customers, including the ongoing performance of their contractual obligations, dependence on their expertise, compliance with applicable laws, and any impacts on our reputation due to our association with them;

•
the availability of debt or equity financing on standard market terms and our ability to comply with the covenants in agreements relating thereto, in particular due to economic, financial or operational reasons;

•
our continued ability to enter into time charters, voyage charters or pool arrangements with existing and new customers and pool operators, and to re-charter our vessel upon the expiry of the existing pool agreement;

•	the successful operations of our vessel in the competitive spot charter market and our pool operator’s financial performance, including its ability to obtain profitable sport charters;

•	any failure by our contractual counterparties to meet their contractual obligations under the existing agreements we have entered into with them;
•	changes in our operating and capitalized expenses, including bunker prices, dry-docking, insurance costs, costs associated with regulatory compliance and costs associated with climate change;
•
our ability to fund future capital expenditures and investments in the refurbishment of our vessel (including the amount and nature thereof and the timing of completion thereof, the delivery and commencement of operations dates, expected downtime and lost revenue);

•	instances of off-hire;
•	fluctuations in interest rates and currencies, including the value of the U.S. dollar relative to other currencies;
•	any malfunction or disruption of information technology systems and networks that our operations rely on or any impact of a possible cybersecurity breach;
•	existing or future claims, disputes, proceedings or litigation;
•	future sales of our securities in the public market, and our ability to maintain compliance with applicable listing standards or the delisting of our common shares;
•	volatility in our share price;
•	potential conflicts of interest involving members of our board of directors, senior management and certain of our service providers that are related parties;
•
general domestic and international geopolitical conditions, such as political instability, events or conflicts (including armed conflicts, such as the war in Ukraine and the conflict in the Middle East), acts of piracy or maritime aggression, such as recent maritime incidents involving vessels in and around the Red Sea, sanctions, potential governmental requisitions of our vessel during a period of war or emergency;

•	global public health threats and major outbreaks of disease;
•	any material cybersecurity incident;
•
changes in seaborne and other transportation, including due to the maritime incidents in and around the Red Sea, fluctuating demand for product tankers and/or disruption of shipping routes due to accidents, political events, international sanctions, international hostilities and instability, piracy, smuggling or acts of terrorism;

•
changes in governmental rules and regulations or actions taken by regulatory authorities, including changes to environmental regulations applicable to the shipping industry and to vessel rules and regulations, as well as changes in inspection procedures and import and export controls;

•	inadequacies in our insurance coverage;
•	developments in tax laws, treaties or regulations or their interpretation in any country in which we operate and changes in our tax treatment or classification;
•
“trade wars”, including as a result of tariffs recently imposed by the United States and retaliatory tariffs imposed or threatened by other countries, and the impact of trade barriers and developments in rules and regulations regarding the global trade of commodities we transport in our vessel;

•	the impact of climate change, adverse weather and natural disasters;
•	accidents or the occurrence of other unexpected events, including in relation to the operational risks associated with transporting refined petroleum products; and
•
any other factor described in this prospectus, or in our filings with the SEC incorporated by reference herein, including Robin’s Annual Report on Form 20-F for the year ended December 31, 2024 (the “Annual Report”) filed with the SEC on April 15, 2025, incorporated by reference herein.

The information set forth in this prospectus or the documents incorporated by reference into this prospectus speaks only as of the dates stated in these documents, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication, except to the extent required by applicable law. New factors emerge from time to time, and it is not possible for us to predict all or any of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. Please see our filings with the SEC for a more complete discussion of these foregoing and other risks and uncertainties. These factors and the other risk factors described in this prospectus and the documents incorporated by reference into this prospectus are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.
You should carefully consider the cautionary statements contained or referred to in this section in connection with the forward looking statements contained in this prospectus or the documents incorporated by reference into this prospectus and any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf.

ROBIN ENERGY LTD.
We are a growth-oriented shipping company that acquires, owns, charters and operates a handysize product tanker vessel and provides worldwide seaborne energy transportation services. As of April 15, 2025, we maintain a fleet of one handysize product tanker vessel, with a capacity of 0.03 million dwt.
Our common shares trade on the Nasdaq Capital Market under the symbol “RBNE”.
Robin Energy Ltd. is incorporated in the Marshall Islands and has its principal executive offices at 223 Christodoulou Chatzipavlou Street, Hawaii Royal Gardens, 3036 Limassol, Cyprus, Tel: +357 25 357 769. Our website is www.robinenergy.com. Information contained on our website or connected thereto is provided for textual reference only and does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.
Upon the completion of our spin-off from Toro Corp. on April 14, 2025, we began operating as a separate company from Toro Corp, the Nasdaq-listed ship-owning company of which we were previously a part and of which our business comprised a reporting segment.
You can find a more detailed description of Robin’s business in the Annual Report and other documents incorporated by reference into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form F-3 under the Securities Act. Under the registration statement, we may sell from time to time up to $250,000,000 of the securities described in this prospectus in one or more offerings. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. You may review a copy of the registration statement through the SEC’s website.
We are subject to the informational requirements of the Exchange Act. In accordance with these requirements we file reports and other information with the SEC, including annual reports on Form 20-F and periodic reports on Form 6-K. The SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. Our filings are also available on our website at www.robinenergy.com. This web address is provided as an inactive textual reference only. Information contained on, or that can be accessed through, these websites, does not constitute part of, and is not incorporated into, this prospectus.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we furnish or make available to our shareholders annual reports containing our financial statements prepared in accordance with U.S. GAAP.
You may also request a copy of our filings at no cost, excluding the exhibits to such filings, by writing or telephoning us at the following address:
Robin Energy Ltd.
223 Christodoulou Chatzipavlou Street
Hawaii Royal Gardens
3036 Limassol, Cyprus
Tel: + 357 25 357 769

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference in this prospectus information contained in documents that we file with it. This means that we can disclose important information to you by referring to these documents. The information that we incorporate by reference is an important part of this prospectus. We incorporate by reference in this prospectus the following documents and any future filings that we make with the SEC under Sections 13(a), 13(c) and 15(d) of the Exchange Act until we complete the offerings using this prospectus:
•	Annual Report of Robin Energy Ltd. on Form 20-F for the year ended December 31, 2024, filed on April 15, 2025; and
•	The description of the Common Shares contained in Exhibit 2.1 to the Annual Report, including any amendment or report filed for the purpose of updating such description.
In addition, all reports and other documents subsequently filed (but not furnished) by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (i) after the date of the initial registration statement on Form F-3 of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and until the filing of a post-effective amendment to the registration statement of which this prospectus forms a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from their respective dates of filing. In addition, we will incorporate by reference certain future materials furnished to the SEC on Form 6-K after the filing date of the initial registration statement on Form F-3, but only to the extent specifically indicated in those submissions or in a future prospectus supplement.
The information that Robin files with the SEC, including future filings, automatically updates and supersedes information in documents filed at earlier dates. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference in this prospectus.
The Annual Report contains a summary description of our business and audited consolidated financial statements with a report by our independent registered public accounting firm. These financial statements are prepared in accordance with U.S. GAAP.
We have not authorized anyone to provide any information or to make any representations other than as contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.
You may obtain any of the documents incorporated by reference in this prospectus as specified in the section of this prospectus captioned “Where You Can Find More Information”.

RISK FACTORS
Investing in the securities involves a high degree of risk. Before investing in our securities, you should carefully consider all of the information included or incorporated by reference into this prospectus and any prospectus supplement, including the risks described under the heading “Risk Factors” in the Annual Report, as updated by annual and other reports and documents we file with or furnish to the SEC that are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could suffer, the trading price and liquidity of our securities could decline and you may lose all or part of your investment in such securities.
Additional risks, if any, specific to particular securities issued under this prospectus will be detailed in the applicable prospectus supplements.

USE OF PROCEEDS
Unless we specify otherwise in any prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for capital expenditures, working capital, to make vessel, other asset or share acquisitions, to fund the construction of newbuild vessels or for other general corporate purposes, or a combination thereof. Vessel acquisitions may be structured as individual assets purchases, the acquisition of the equity interests of vessel owning entities or the acquisition of the equity interests of the direct or indirect owner of one or more vessels or shipping assets or the acquisition, in whole or in part, of private or listed entities that are engaged in maritime transportation services.

CAPITALIZATION
The following table sets forth our capitalization as of December 31, 2024. The table presents information:
•	on an actual basis; and
•
on an as adjusted basis to give effect to the (1) issuance of (i) 2,386,731 common shares, par value $0.001 per share, (ii) 2,000,000 Series A Preferred Shares, par value $0.001 per share, and (iii) 40,000 Series B Preferred Shares, par value $0.001 per share and (2) the contribution to us by Toro Corp. of $10,356,450 in cash, each in connection with our spin off from Toro Corp on April 14, 2025.

(All figures in U.S. dollars)	Actual As of December 31, 2024	As Adjusted As of December 31, 2024
Mezzanine equity:
Series A Preferred Shares(1)	$—	$20,000,000

Parent company equity/ Shareholders Equity:
Net parent investment	$21,111,822	$—
Capital Stock	—	2,387
Series B Preferred Shares	—	40
Additional paid-in capital	—	11,465,845
Retained earnings	—	—
Total parent company equity/ Shareholders Equity	$21,111,822	$11,468,272
Total Capitalization	$21,111,822	$31,468,272

(1)
Series A Preferred shares are presented at fair value as determined by management in consideration of a number of data points, including a valuation performed by an independent third-party consulting firm. The valuation methodology applied comprised the bifurcation of the value of the Series A Preferred Shares in two components namely, the “straight” preferred stock component and the option component. The mean of the sum of the two components was used to estimate the value for the Series A Preferred Shares at $20 million. The valuation methodology and the significant unobservable inputs used for each component are set out below:

	Valuation Technique	Unobservable Input	Range (Weighted average)
“Straight” Preferred stock component	Discounted Cash Flow model	• Weighted average cost of Capital	10.55%
Option Component	Black Scholes	• Volatility • Risk free rate • Weighted average cost of Capital • Strike price	114.48% 4.30% 10.55% $10

DESCRIPTION OF CAPITAL STOCK
A description of our common shares (including the associated Preferred Share Purchase Rights under our Shareholder Protection Rights Agreement) can be found under the heading “Additional Information” in our Annual Report and in Exhibit 2.1 to our Annual Report under the heading “Description of Securities Registered Under Section 12 of the Securities Exchange Act of 1934 - Description of our Common Shares” and “Description of Securities Registered Under Section 12 of the Securities Exchange Act of 1934 - Description of the Rights under the Stockholders Rights Agreement”, which descriptions are incorporated by reference herein. A description of our 1.00% Series A Fixed Rate Cumulative Perpetual Convertible Preferred Shares, Series B Preferred Shares and Series C Participating Preferred Shares can be found under the heading “Additional Information” in our Annual Report, which descriptions are incorporated by reference herein.

DESCRIPTION OF DEBT SECURITIES
We may offer and issue debt securities from time to time in one or more series, under an indenture, to be entered into between us and the trustee (to be named in a prospectus supplement), the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.
The following describes the general terms that will apply to any debt securities that we may offer pursuant to this prospectus. The terms and provisions of any debt securities that we offer may differ from the terms described below, and may not be subject to or contain any or all of the terms described below. The specific terms and provisions of the debt securities, and the extent to which the general terms of the debt securities described in this prospectus apply to those debt securities, will be set forth in the applicable prospectus supplement. This description will include, where applicable:
•	the designation, aggregate principal amount and authorized denominations of such debt securities;
•	the issue price, expressed as a percentage of the aggregate principal amount of such debt securities;
•	the maturity date or dates of such debt securities;
•	the interest rate per annum, if any of such debt securities;
•
if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;
•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;
•	whether the debt securities will be our senior or subordinated securities;
•	whether the debt securities will be our secured or unsecured obligations;
•	the applicability and terms of any guarantees;
•
the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	the denominations in which the debt securities of the series will be issuable;
•	the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
•	any events of default;
•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;
•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the debt securities;

•	whether the debt securities will be issued in the form of global securities or certificates in registered form;
•	any listing on any securities exchange or quotation system;
•	any agents for the debt securities, including trustees, depositaries, authenticating or paying agents, transfer agents or registrars;
•	any applicable selling restrictions;
•	additional provisions, if any, related to defeasance and discharge of the debt securities; and
•	any other special features of the debt securities.
Each series of debt securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary. We will provide you with information on any material Marshall Islands and U.S. federal income tax considerations and other special considerations applicable to any debt securities in the applicable prospectus supplement.
The description in the applicable prospectus supplement of any debt securities the Company offers will not necessarily be complete and will be qualified in its entirety by reference to the indenture and any applicable supplemental indenture, which will be filed with the SEC if we offer any debt securities. You should read the indenture, any applicable supplemental indenture and any applicable prospectus supplement in their entirety.

DESCRIPTION OF WARRANTS
We may offer and issue warrants to purchase any of our debt or equity securities, which will be specified in the applicable prospectus supplement. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. The terms of any warrants to be issued and a description of the material provisions of any applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the number and type of our securities purchasable upon exercise of such warrants;
•	the price at which our securities purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	the currency or currencies, in which the price of such warrants will be payable;
•	if applicable, a discussion of any material Marshall Islands and U.S. federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. You should read the applicable warrant agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS
We may offer and issue purchase contracts for the purchase or sale of any of our debt or equity securities issued by us, which will be specified in the applicable prospectus supplement.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions, provisions relating to material Marshall Islands and U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.
The applicable prospectus supplement relating to any purchase contracts we offer will specify the material terms of the purchase contracts and whether they will be issued separately or as part of units. The description in the applicable prospectus supplement of any purchase contracts we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract agreement, a form of which will be filed with the SEC if we offer purchase contracts. You should read the applicable purchase contract agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our equity securities, which will be specified in the applicable prospectus supplement. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby purchase or underwriting agreement with one or more purchasers or underwriters pursuant to which such persons will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:
•	the exercise price for the rights;
•	the number of rights issued to each shareholder;
•	the extent to which the rights are transferable;
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
•	the date on which the right to exercise the rights will commence and the date on which the right will expire;
•	the amount of rights outstanding;
•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and
•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.
The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the SEC if we offer rights. You should read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS
We may issue units consisting of one or more rights, purchase contracts, warrants, debt securities, preferred shares, common shares or any combination of such securities, which will be specified in the applicable prospectus supplement. The applicable prospectus supplement will describe the terms of the offered units. We expect that such terms will include, among others:
•
the terms of the units and of the rights, purchase contracts, warrants, debt securities, preferred shares and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;
•	if applicable, a discussion of any material Marshall Islands and U.S. federal income tax considerations; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.
The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, a form of which will be filed with the SEC if we offer units. You should read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION
We may sell or distribute the securities included in this prospectus through underwriters, whether individually or through an underwriting syndicate led by one or more managing underwriters, through agents, to dealers and/or directly to one or more purchasers. We may sell the securities from time to time at fixed prices, market prices prevailing at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices.
In addition, we may sell some or all of the securities included in this prospectus, in one or more transactions, through:
•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•
trading plans entered into by us pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

•
In addition, we may enter into options or other types of transactions that require us to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus.

•	We may enter into hedging transactions with respect to our securities. For example, we may:
•	enter into transactions involving short sales of our common shares by broker-dealers;
•	sell common shares short and deliver the shares to close out short positions; or
•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, or borrowed from us to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement. We reserve the right to accept and, from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the Nasdaq, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange. Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities, the proceeds to us, any underwriting discounts or commissions and other items constituting underwriters’ compensation. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased.
Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. We may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price, with additional underwriting discounts or commissions and on terms as may be set forth in the applicable prospectus supplement. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.
We may have agreements with underwriters, dealers and agents to indemnify them against some civil liabilities, including liabilities under the Securities Act, to contribute to payments which the underwriters, dealers or agents may be required to make or to reimburse those persons for certain expenses. The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.
Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.
Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on the Nasdaq, in the over-the-counter market or otherwise. These activities will be described in more detail in the applicable prospectus supplement.

TAX CONSIDERATIONS
You should carefully read the discussion of the material Marshall Islands and U.S. federal income tax considerations associated with our operations and the acquisition, ownership and disposition of our common shares set forth in the section entitled “Item 10. Additional Information E. Taxation” of our Annual Report, incorporated by reference herein, as updated by annual and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein.
We will provide you with information on any material Marshall Islands and U.S. federal income tax considerations applicable to any other securities in the applicable prospectus supplement.

EXPENSES
The following are the estimated expenses, other than any underwriting discounts and commissions and expenses reimbursed by us, of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which have been or will be paid by us.

SEC registration fee	$38,275
FINRA filing fee	$*
Legal fees and expenses	$*
Accounting fees and expenses	$*
Miscellaneous	$*
Total	$*

*	To be provided in a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference.

VALIDITY OF SECURITIES
The validity of the securities offered by this prospectus will be passed upon for us by Goodwin Procter LLP with respect to matters of New York law, and by Seward & Kissel LLP with respect to matters of Marshall Islands law.
EXPERTS
The combined carve-out financial statements of Robin Energy Ltd. Predecessor as of December 31, 2023 and 2024, and for each of the years ended December 31, 2022, 2023 and 2024, incorporated by reference in this prospectus by reference to Robin Energy Ltd.’s annual report on Form 20-F for the year ended December 31, 2024 have been audited by Deloitte Certified Public Accountants, S.A., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements of Robin Energy Ltd., as of December 31, 2024, and for the period September 24, 2024 to December 31, 2024, incorporated by reference in this prospectus by reference to Robin Energy Ltd.’s annual report on Form 20-F for the year ended December 31, 2024 have been audited by Deloitte Certified Public Accountants, S.A., an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The office of Deloitte Certified Public Accountants, S.A. is located at Fragoklissias 3a & Granikou Street, Maroussi, Athens 151 25, Greece.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES
We are incorporated under the laws of the Republic of the Marshall Islands, and substantially all of our assets are located outside of the United States. Our principal executive office is located in Cyprus. In addition, the majority of our directors and officers are non-residents of the United States, and substantially all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon such persons or to bring an action against us or against these individuals in the United States if you believe that your rights have been infringed under securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Republic of the Marshall Islands and of other jurisdictions may prevent or restrict you from enforcing a judgment against our assets or our directors and officers. Although you may bring an original action against us or our affiliates in the courts of the Marshall Islands, and the courts of the Marshall Islands may impose civil liability, including monetary damages, against us or our affiliates for a cause of action arising under Marshall Islands law, it may be impracticable for you to do so.

750,000 Common Shares

Robin Energy Ltd.
PROSPECTUS
Maxim Group LLC
July 24, 2026